Exhibit 10.9

EIGHTH AMENDMENT TO LEASE AGREEMENT

This EIGHTH AMENDMENT TO LEASE AGREEMENT (“this Eighth Amendment”) is dated as of July __, 2026 (“Eighth Amendment Effective Date”), by and between ARE-8000/9000/10000 VIRGINIA MANOR, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California  91101 (“Landlord”), and NEXTCURE, INC., a Delaware corporation, having an address at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland  20705 (“Tenant”).

RECITALS

A.Landlord and Tenant have entered into that certain Lease Agreement dated as of January 30, 2019 (“Original Lease”), as amended by that certain First Amendment to Lease Agreement dated as of August 2, 2019 (“First Amendment”), that certain Second Amendment to Lease Agreement dated as of February 19, 2020 (“Second Amendment”), that certain Third Amendment to Lease Agreement dated as of February 4, 2022 (“Third Amendment”), that certain Fourth Amendment to Lease Agreement dated as of June 10, 2022 (“Fourth Amendment”), that certain Fifth Amendment to Lease Agreement dated as of November 28, 2022 (“Fifth Amendment”), that certain Sixth Amendment to Lease Agreement dated April 19, 2023 (“Sixth Amendment”), and that certain Seventh Amendment to Lease Agreement dated July 27, 2026 (“Seventh Amendment”; together with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment, the “Lease”), wherein Landlord leased to Tenant approximately 29,864 rentable square feet (“Premises”) located at Suite 140, 8000 Virginia Manor Road, Beltsville, Maryland  20705, as more particularly described in the Lease.

B.The Seventh Amendment inadvertently omitted that portion of the Premises known as Suite 130 containing approximately 5,720 rentable square feet, and the parties desire to confirm that Suite 130 forms a part of the Premises.

AGREEMENT

Now, therefore, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1.Definitions; Recitals.  Terms used in this Eighth Amendment but not otherwise defined shall have the meanings set forth in the Lease (as amended).  The Recitals form an integral part of this Eighth Amendment and are hereby incorporated by reference.

2.Changes to Defined Terms.  Effective as of the date of the Seventh Amendment, the following amendments are hereby made to the definitions contained on page 1 of the Lease in the Basic Lease Provisions.
a.	The defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:  That portion of the Project, containing approximately 29,864 rentable square feet, which consists of the following areas located in the building located at 8000 Virginia Manor Road, Beltsville, Maryland  20705 (“8000 VMR Building”):  (a) approximately 14,075 rentable square feet and known as Suite 140 (“Existing Premises”), (b) approximately 10,069 rentable square feet and known as Suite 110 (“Expansion Premises #1”), and (c) approximately 5,720 rentable square feet and known as Suite 130 (“2022 Expansion Premises”).  The Premises are shown as the areas identified as Suites 140, 110, and 130 on Exhibit A attached hereto.  EwingCole, Landlord’s architect, has measured the area of the Premises pursuant to the BOMA 2017 for Office Buildings:  Standard Methods of Measurement as adopted by the Building Owners and Managers Association International (ANSI/BOMA Z65.1-2017).  Tenant acknowledges receipt of such measurement and confirms that such measurement shall be conclusive as to the area of the Premises.”

b.	The defined term “Rentable Area of the Premises” shall mean approximately 29,864 rentable square feet.

c.	The defined term “Tenant’s Share of Operating Expenses” shall mean 76.25%.

3.	Summary of Premises/Suite Numbers. Effective as of the date of the Seventh Amendment, the table set forth in Section 3 of the Third Amendment is hereby deleted in its entirety and replaced with the following replacement table:

Suite Number	Rentable Square Feet	Defined Term	Reference
140	14,075	Existing Premises	8000 VMR Premises
110	10,069	Expansion Premises #1
130	5,720	2022 Expansion Premises
TOTAL	29,864

4.	Miscellaneous.

a.Entire Agreement.  The Lease, as amended by this Eighth Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  The Lease, as so amended by this Eighth Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b.Binding Effect.  This Eighth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.Broker.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Eighth Amendment and that no Broker brought about this Eighth Amendment, other than CBRE representing Tenant.  Tenant shall be solely responsible for paying any compensation due to CBRE arising out of this Eighth Amendment.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker (other than CBRE) claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Eighth Amendment.

d.Counterparts.  This Eighth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, including DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Eighth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

e.Ratification; Conflicts.  Except as amended and/or modified by this Eighth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Eighth Amendment.  In the event of any conflict between the provisions of this Eighth Amendment and the provisions of the Lease, the provisions of this Eighth

Amendment shall prevail.  Regardless of whether specifically amended by this Eighth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Eighth Amendment.

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IN WITNESS WHEREOF, the parties hereto have executed this Eighth Amendment under seal as of the day and year first above written.

TENANT:

nextcure, inc.,

a Delaware corporation

By: /s/ Michael Richman(SEAL)

Its: CEO

□ I hereby certify that the signature, name, and title
above are my signature, name, and title.

LANDLORD:

ARE-8000/9000/10000 VIRGINIA MANOR, LLC,

a Delaware limited liability company

By:ARE-Life Science JV, LLC,

a Delaware limited liability company,

managing member

By:_/s/Gregory Kay(SEAL)

Name:_Gregory Kay

Title:__SVP Real Estate Legal Affairs